Exhibit 10.3

                             Joint Venture Agreement


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                             JOINT VENTURE AGREEMENT
                            (For Joint Ventures With
                              Affiliated Programs)


         THIS AGREEMENT made this day of , 19 , by and between CNL ________________, hereinafter sometimes referred to as "Co-Venturer", and CNL HEALTH CARE PROPERTIES, INC., a Maryland corporation, hereinafter sometimes referred to as "CNL"; both Co-Venturer and CNL, being hereinafter sometimes referred to as "Partner", are undertaking this joint venture (the "Joint Venture" or the "Venture") with reference to the following:

         A. The Joint Venture will acquire that certain real property (the "Real Property") located in , County, , described on Exhibit "A" attached hereto and incorporated herein by reference. The Real Property shall be acquired in accordance with the terms and conditions of that certain Real Estate Sale and Leaseback Contract (the "Leaseback Contract") attached hereto as Exhibit "B".

         B. Co-Venturer and CNL believe that the Real Property can be profitably owned, held, leased, used, sold and otherwise dealt with and that it would be to the mutual advantage of the Partners to form the Joint Venture for such purposes.

         C. It is further intended by the Partners hereto that the Joint Venture created by this Agreement shall constitute for federal income tax purposes a Partnership (as such term is defined under Sub-Chapter K of the Internal Revenue Code of 1986, as amended).

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter contained, the Partners do hereby agree and covenant with each other as follows:

                                                     ARTICLE I
                                                  BASIC STRUCTURE

         1.1 Form. The Partners hereby agree to associate themselves together as a Partnership and do hereby form a Partnership pursuant to the provisions of the Revised Uniform Partnership Act of the State of Florida upon the terms and conditions herein set forth.

     1.2 Name. The business of the Joint Venture shall be conducted under the name of

                                         .

         1.3 Place of Business. The principal office and place of business of the Venture shall be located at 400 East South Street, Orlando, Florida 32801.

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         1.4 Term. The Venture shall commence on the execution of this Agreement and shall continue for twenty (20) years and thereafter from year to year unless either Partner shall elect to terminate the Venture by six (6) months prior written notice to the other Partner, unless earlier terminated in the following manner:

                  (a)      By the completion of the Venture's purposes, or

                  (b)      Pursuant to this Agreement, or

                  (c)      By applicable law.

         1.5 Purpose. The purpose for which the Venture is organized is to own the Real Property and to lease the same to pursuant to the Lease attached to the Leaseback Contract, or in the event of termination thereof, to lease the Real Property to any other appropriate tenant and to otherwise manage, improve, repair, rent, lease, assign, mortgage, hypothecate, sell or otherwise deal with the Real Property, its appurtenances, improvements and fixtures.

         1.6 Investment Representations of Partners. Each Partner represents and warrants that it is acquiring its interest in this Venture for its own account, for investment and not with a view to the sale, disposition or distribution thereof. The interests of the Partners represented by this Agreement have not been registered or qualified under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged or transferred where permitted by this Agreement, without an effective registration under said Act, or delivery to the other Partner of an opinion of counsel acceptable to the other Partner and the Joint Venture that an exemption from registration under said Act is available.

                                   ARTICLE II
                             FINANCIAL ARRANGEMENTS

         2.1 Capital Contributions. Each of the Partners has contributed capital (the "Capital Contribution") to the Joint Venture as follows:

                  Co-Venturer

                  CNL

         2.2 Percentage Interests. Each Partner's undivided percentage interest in the Venture (individually, "Percentage Interest" and jointly "Percentage Interests") shall be equal to the ratio that its Capital Contribution bears to the aggregate Capital Contributions of all Partners in the Joint Venture.

     2.3 Capital Accounts. As used herein, the term "Capital Account" shall mean the book account which shall be maintained and determined for each Partner in a manner which

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complies with Treasury Regulation Section  1.704-1(b)(2)(iv),  as amended.  Each
Partner's   Capital   Account  shall  reflect,   among  other  items,   (i)  all
contributions made by such Partner to the Joint Venture, (ii) all allocations of Joint Venture profits and losses to such Partner, and (iii) all distributions made to such Partner. No Partner shall have the right to withdraw capital from the Joint Venture without the prior written consent of the other Partners.

         2.4      Allocation of Profits, Losses and Distributions.

                  (a) Net Operating Profits and Losses. The net operating profits and losses of the Joint Venture shall be determined as of the end of each fiscal year and shall be allocated to Co-Venturer and CNL in accordance with their respective Percentage Interests. The "net operating profits and losses" of the Joint Venture to be allocated pursuant to this Article 2.4(a) for any fiscal year or other period shall mean (i) the gross operating income of the Joint Venture from all sources, excluding all gains and losses recognized by the Joint Venture with respect to a sale, exchange or other disposition of all or a substantial part of the Joint Venture's property, as calculated for federal income tax purposes, plus (ii) any income of the Joint Venture that is exempt from federal income tax and not otherwise taken into account in computing gross income for federal income tax purposes, and reduced by (a) all items of expense or deduction that are allowable as deductions to the Joint Venture for such period for federal income tax purposes, including, without limitation, depreciation and amortization, (b) any expenditures of the Joint Venture described in Section 705(a)(2)(B) of the Internal Revenue Code of 1986, as amended, or treated as expenditures described in such section pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing taxable income, and (c) any income, gain or loss specially allocated to any Partner under Articles 2.4(d) or (e) below.

                  (b) Non-operating Profits. Subject to Articles 2.4(d) and (e), taxable gain recognized by the Joint Venture with respect to a sale, exchange or other disposition of all or a substantial part of the Joint Venture's property (as determined for federal income tax purposes in accordance with the Joint Venture's accounting method and Section 703 of the Internal Revenue Code of 1986, as amended) shall be allocated as follows:

                           (i) First to the Partners having negative balances in their Capital Accounts, in the proportion that the negative balance in each such Partner's Capital Account bears to the aggregate negative balances in the Capital Accounts of all such Partners, until the balances in their Capital Accounts are increased to zero; and

                           (ii) The balance, if any, shall be allocated to Co-Venturer and CNL in accordance with their respective Percentage Interests.

                  (c) Non-operating Losses. Subject to Articles 2.4(d) and (e), taxable loss recognized by the Joint Venture with respect to a sale, exchange or other disposition of all or a substantial part of the Joint Venture's property (as determined for federal income tax purposes in accordance with the Joint Venture's accounting method and Section 703 of the Internal Revenue Code of 1986, as amended) shall be allocated as follows:

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                           (i) First to the Partners with  positive  balances in
                  their Capital Accounts, in the proportion that the positive balance in each such Partner's Capital Account bears to the aggregate positive balances in the Capital Accounts of all such Partners, until the balances in their Capital Accounts are reduced to zero; and

                           (ii) The balance, if any, shall be allocated to Co-Venturer and CNL in accordance with their respective Percentage Interest.

                  (d) General Provisions. Whenever a proportionate part of the Joint Venture profits, gains or losses is credited or charged to a Partner's Capital Account, every item of income, gain, loss, deduction or credit entering into the computation of such profit, gain or loss, as applicable to the period during which such profit, gain or loss is realized, shall be considered credited or charged, as the case may be, to such account in the same proportion. For purposes of allocating gains or losses arising from a sale, exchange or other disposition of all or a substantial part of the Joint Venture's property, the Capital Accounts of the Partners shall be determined as if the Joint Venture's taxable year had ended immediately prior to the sale or other disposition giving rise to such gains or losses. Notwithstanding anything contained in this Agreement to the contrary, income, gain, loss and deduction with respect to property contributed to the Joint Venture by any partner shall be shared between the Partners so as to take into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Internal Revenue Code of 1986, as amended. As between a Partner and its transferee, net operating profits and losses for any fiscal year (or portion thereof, as the case may be), shall be apportioned between the transferor and transferee in accordance with the ratio that the number of days in the Joint Venture's fiscal year prior to the effective date of transfer bears to the number of such days thereafter (including the effective date of transfer).

                  (e) Depreciation Recapture. Any depreciation recapture under Sections 1245 or 1250 of the Internal Revenue Code of 1986, as amended, shall be allocated to the Partners in the proportions in which the original depreciation deductions being recaptured were allocated to them.

                  (f) Distributions of Net Cash Flow. "Net Cash Flow" shall mean all cash receipts of the Joint Venture (other than Capital Contributions and proceeds from a sale, exchange or other disposition of all or a substantial part of the Joint Venture's property in connection with, or which results in, the liquidation of the Joint Venture pursuant to Article VI below), plus any amounts which the Partners, in their sole discretion, agree shall be released from reserves or otherwise made available for distribution, and less all expenses and current obligations of the Joint Venture (including payments of principal and interest on any loans, including loans from Partners) and amounts which the Partners, in their sole discretion, agree shall be added to Joint Venture reserves. Subject to Article 2.4(g) below, distributions of Net Cash Flow shall be made from time to time in the discretion of the Partners, but at least monthly, to CNL and Co-Venturer in accordance with their respective Percentage Interests.

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                  (g) Limitations on Cash  Distributions.  Any  distributions of
Net Cash Flow shall be subject to the following limitations, restrictions and conditions:

                           (i) At the time of any distribution the Joint Venture
                  must have available to it cash funds sufficient for such distribution after taking into account the amounts which the Partners agree should be set aside to provide a reasonable reserve for expenses of conducting the business of the Joint Venture; and

                           (ii) No  distribution  shall  be  made  by the  Joint
                  Venture if, immediately after such distribution, the Joint Venture's assets do not exceed all of its liabilities, exclusive of liabilities to the Partners on account of their Capital Contributions.

                                   ARTICLE III
                        MANAGEMENT AND DUTIES OF PARTNERS

         3.1 Rights, Power and Restrictions of Payments. Except as expressly provided to the contrary in this Article 3.1, no Partner, without the consent of all the other Partners, shall:

     (a) Do any act which would make it impossible to carry on the ordinary business of the Venture;

                  (b)      Confess judgment against the Venture;

                  (c) Possess Venture property, or assign its interest or rights in specific Venture property, for other than a Venture purpose;

     (d) Borrow any funds or incur any liability on behalf of the Venture;

     (e) Encumber any Venture property, including, without limitation, the Real Property;

                  (f)      Sell or lease any Venture property; and

                  (g)      Lend any money on behalf of the Venture.

         3.2 Day to Day Management. Because the Real Property will be net leased, it is not anticipated that substantial management responsibilities on the part of the Venture will exist. However, the Partners agree that CNL, through its designee, CNL Health Care Advisors, Inc., 400 East South Street, Orlando, Florida 32801, shall receive the monthly rental payments from the tenant and place such payments into a new bank account established in the name of the Joint Venture. From such account, distributions shall be made pursuant to
Article 2.4(f) hereof. No fees or other charges shall be made by CNL for these administrative duties except actual out-of-pocket costs for establishing the bank account and acquisition of checks therefor, service charges and other charges of like nature.

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         In addition,  CNL shall be responsible for maintaining  landlord/tenant relationships with tenant and for monitoring gross revenues of the tenant and such other analysis as shall be necessary to determine whether additional rental is due from tenant, and for performing or supervising all functions incident to the day-to-day management of the Real Property.

         No charges shall be made by CNL for such services rendered to the Joint Venture. However, the Joint Venture shall reimburse CNL for its actual out-of-pocket costs incurred which relate to the management of the Real Property, and such costs shall be a Venture expense.

         3.3 Joint Venture Real Property. The Real Property of the Joint Venture shall be held in the name of the Joint Venture for the sole exclusive benefit of the Joint Venture. Any and all leases and amendments thereto, sales tax application forms, tangible personal property tax returns, Joint Venture income tax returns or other documents requiring the signature of the Joint Venture shall be signed by CNL on behalf of the Joint Venture. Additionally, any deed or other document required to be signed by the Joint Venture with respect to the sale, lease or mortgaging of the property (only as permitted hereunder) may be executed in the name of the Joint Venture by CNL, acting by itself and without the joinder of Co-Venturer or, alternatively, by all Partners.

                                   ARTICLE IV
                            ACCOUNTING; BANK ACCOUNTS

         4.1 Books and Records. At all times during the term hereof, the Venture shall maintain, at a place mutually agreed by the Partners, accurate books and records of account in which shall be entered all matters relating to the Venture, including all income, expenditures, assets and liabilities thereof. Such books of account shall be maintained on the accrual basis (unless otherwise agreed by the Partners) and shall be adequate to provide either Partner with all financial information as may be needed by any Partner or any affiliate of such Partner for the purpose of satisfying the financial reporting obligations of such Partner or its respective affiliate or affiliates.

         Each Partner shall be entitled to any additional information necessary for the Partner to adjust his financial basis statement to a tax basis as the Partner's individual needs may dictate.

         Each Partner, its authorized representatives, and any supervisory or regulatory authority (through its appropriate representatives) shall have the right to inspect, examine and copy the books, records, files and other documents of the Venture at all reasonable times at the expense of the party requiring such information.

     4.2 Fiscal Year. The fiscal year of the Venture shall end on December 31 of each year.

         4.3 Bank Accounts. Funds of the Venture shall be deposited in an account in the name of the Venture in a bank approved by the Partners. Subject to the provisions of Article 3.2, withdrawals from such bank account shall be made upon the signature of any of the persons designated by the Joint Venture upon the opening of the account.

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         4.4 Tax  Returns.  Tax returns of the Venture  shall be prepared by the certified public accounting firm selected and approved by the Partners. Copies of tax returns of the Venture shall be furnished for review and approval by each of the Partners at least thirty (30) days prior to the statutory date for filing, including extensions thereof, if any. Prompt notice shall be given to all Partners upon receipt of advice that the Internal Revenue Service intends to examine the Venture income tax return for any year.

                                    ARTICLE V
                   VOLUNTARY WITHDRAWAL, ASSIGNMENT OR SALE OF
                              PARTNERSHIP INTERESTS

         5.1 Right to Withdraw. Except as otherwise provided in Articles 5.2 and
5.3 hereof, either Partner shall have the limited right to withdraw from the Joint Venture and sell its interest in the Venture to the remaining Partner only upon such terms and conditions as may be agreed upon in writing by the Partners.

         5.2 Bona Fide Third Party Offer. In the event one Partner desires to withdraw from the Venture but no agreement can be reached between the Partners as to the terms and conditions of sale for such Partner's interest within ten
(10) days from such time as the Partner desiring to withdraw from the Venture notifies in writing the remaining Partner of its desire to withdraw and sell its interest in the Venture, then the Partner desiring to withdraw from the Venture shall be entitled to solicit and obtain a bona fide offer from an unrelated third party to purchase its entire interest in the Venture. In such event, the following provisions shall apply:

                  (a) If the Partner desiring to withdraw has obtained a bona fide offer to purchase its interest in the Venture from an unrelated third party, and if it desires to accept such offer, then that Partner shall cause such offer to be reduced to writing and delivered to the remaining Partner.

                  (b) The remaining Partner then, within sixty (60) days after delivery of such bona fide offer to the remaining Partner, may elect to purchase the Venture interest of the Partner desiring to withdraw from the Venture at the price and on the terms set forth in such offer. In the event the remaining Partner shall fail to timely exercise its option described in the immediately preceding sentence, then the Partner desiring to dispose of its interest in the Venture may transfer its interest to the person or persons who made the bona fide third party offer, provided that such sale is made strictly in accordance with the terms set forth in such offer and the person or persons or entity so acquiring such interest shall hold such interest subject to all the terms and conditions of this Agreement.

                  (c) In the event of a sale of a Partner's Venture interest to a third party in accordance with this Article V, a duly executed and acknowledged instrument of assignment shall be filed with the Joint Venture. Further, the selling Partner and assignee shall execute and acknowledge such other instrument or instruments as the other Partner shall deem reasonably necessary or desirable to effectuate such sale and the admission of the assignee of the interest to

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the Joint Venture, including the written acceptance and adoption by the assignee of all of the terms and conditions of this Agreement as the same may have been theretofore amended. Further, such assignee shall pay to the Joint Venture all reasonable expenses incurred by the Venture and the other Partner in connection with such assignment and substitution. Finally, in the event of such a sale and substitution, the selling Partner shall pay to the Joint Venture any and all sums owed by it to the Joint Venture.

                  (d) If for any reason the sale of a Partner's entire interest in the Venture which is the subject of a bona fide third party offer is not concluded by the Partner desiring to withdraw from the Venture and the third party on or before the closing date which is set forth in the original bona fide third party offer, then the provisions contained in this Article V shall be reimposed in their entirety, and such bona fide third party offer, as well as any other offer(s) for such Partner's entire interest in the Venture, must again be submitted to the remaining Partner pursuant to the terms hereof.

                  (e) For the purpose of this Article V, a bona fide third party offer shall not include any offer which is assignable by the prospective purchaser.

         5.3 Buy-Sell Agreement. In the event that one Partner desires to sell the Real Property and the other Partner does not desire to sell the Real Property, then in that event either Partner (sometimes hereinafter referred to as the "Offering Partner") may deliver a written notice (the "Notification") to the other Partner (sometimes hereinafter referred to as the "Non-Offering Partner"). The Notification shall state that the Offering Partner intends to purchase the entire Joint Venture interest of the Non-Offering Partner, the purchase price (which shall be stated in terms of a specific dollar amount per each one percent (1%) in Percentage Interest) which the Offering Partner will pay for such Joint Venture interest, the terms of payment, whether for cash or credit, and if on credit, the term, dates of payment, interest rate and security or collateral arrangements, as well as any and all other consideration being received or paid in connection with the proposed transaction, and any and all other terms, conditions, and details of such offer. The Notification shall also state that the Non-Offering Partner shall have ninety (90) days from the date of delivery of the Notification either to sell its entire Joint Venture interest to the Offering Partner, or to purchase the entire Joint Venture interest of the Offering Partner, with such purchase or sale to be consummated strictly upon the terms and conditions, and for the price per Percentage Interest, set forth in the Notification.

         5.4 No Assignment, Pledge or Encumbrance. Except as otherwise provided in Sections 5.1, 5.2 and 5.3, no Partner shall have the right to sell, assign, pledge, encumber or otherwise hypothecate its interest in this Joint Venture without the prior written consent of the remaining Partner. In the event any person or entity shall obtain a lien, charging order or similar right as a creditor against any Partner's Venture interest, the person or entity obtaining such status shall be in the status of a prospective purchaser of such Partner's interest but with no right to be admitted to the Venture as a joint venturer or Partner. In the event the Partner against whom such lien, charging order or similar right exists shall fail to discharge (by bond, full payment or otherwise) such lien, charging order or similar right within sixty (60) days subsequent to its

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effective date and such Partner's knowledge thereof, the remaining Partner shall be entitled to purchase such other Partner's Venture interest for a sum equal to the amount of the lien, charging order or similar right. Payment of such sum to the creditor by the remaining Partner and discharge of such lien, charging order or similar right shall simultaneously cause a termination in full of the Venture interest of the Partner against whom such lien, charging order or similar right as a creditor existed.

         5.5 No Partition. Each of the Partners does hereby waive any and all rights that it may have to maintain any action for partition with respect to any Joint Venture property or to compel any sale thereof, it being understood that this Article 5.5 shall not act to limit the right of any Partner to sell or convey its interest in accordance with the terms and conditions of this Agreement.

                                   ARTICLE VI
                                   DISSOLUTION

         6.1 Events. The Joint Venture shall be dissolved upon the occurrence of any of the following events:

     (a) The expiration of the term of the Joint Venture as set forth herein.

                  (b) Upon mutual written agreement of the Partners.

                  (c) Except as otherwise provided in this Agreement, the adjudication of bankruptcy, insolvency or cessation of the existence as a legal entity of any of the Partners.

                  (d) Issuance of a final order by a court of competent jurisdiction ordering the dissolution of the Joint Venture after time for all rights of appeal have elapsed or have been finally concluded upholding the dissolution order.

                  (e) Sale, exchange or other disposition of all, or any substantial part, of the Joint Venture's property.

         6.2 Liquidation. Upon the dissolution of the Joint Venture, the Partners shall cause the Joint Venture's affairs to be wound up, its receivables collected and its assets liquidated within a reasonable period of time, a final accounting made and the books of the Joint Venture closed, with the proceeds, after expenses of such liquidation, to be distributed as follows:

     (a) First, to the satisfaction of all debts and obligations of the Joint Venture, other than debts and obligations to Partners;

     (b) Next, to the payment of amounts owed the Partners for loans;


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                  (c)  Next,  to  the  setting  up of  any  reserves  which  are reasonably necessary to satisfy any contingent or unforeseen liabilities or obligations of the Joint Venture; and

                  (d) After allocations of all profits, gains and losses (including both net operating profits and losses and gains and losses arising from the sale, exchange, or other disposition of all or any substantial part of the Joint Venture's property) have been made pursuant to Section 2.4 hereof, any proceeds then remaining shall be distributed to the Partners to the extent of, and in proportion to, their respective positive Capital Account balances.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Each Partner shall indemnify and hold harmless the other Partner against any and all claims, demands, losses, damages, liabilities, lawsuits or other proceedings, judgments or awards, costs and expenses (including but not limited to reasonable attorneys' fees) arising directly or indirectly by reason of such indemnifying Partner's breach of this Agreement or acting outside the scope of its authority hereunder.

                                  ARTICLE VIII
                        GENERAL PROVISIONS; MISCELLANEOUS

         8.1 Separate Businesses. Partners may engage in any other business, investment or profession, including the investment and the ownership, financing, development, operation and management of real property, and neither the Joint Venture nor any other Partner shall have any rights in and to any said business, profession or investment or the income or the profits derived therefrom by reason of this Agreement.

         8.2 Scope of Authority. Neither of the Partners shall, without the approval of the other Partner, take any action on behalf of or in the name of the Venture, or enter into any commitment or obligation binding upon the Venture, except for actions expressly provided for in this Agreement or actions authorized by the other Partner in the manner set forth herein.

         8.3 Arbitration. No civil action concerning any dispute arising under this Agreement shall be instituted before any court and all such disputes shall be submitted to final and binding arbitration under the auspices of the American Arbitration Association. Such arbitration shall be conducted in accordance with the rules of such association before a single arbitrator. The Partners agree that the interests of the Joint Venture cannot be readily sold in the open market, and for that reason, among others, the Partners will be irreparably damaged in the event that this Agreement is not specifically enforced. Therefore, in addition to any award of damages, any such award shall, if the Partner entitled to the same demands it, grant specific performance of this Agreement. All costs and expenses of the arbitration, including actual attorney's fees, shall be allocated among the Partners according to the arbitrator's discretion. The arbitrator's award resulting from such arbitration may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly. Further, the Partners hereto expressly agree

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



that proceeding to arbitration and obtaining an award thereunder shall be a condition precedent to the bringing or maintaining of any action in any court with respect to any dispute arising under this Agreement, except for the institution of a civil action to maintain the status quo during the pendency of any arbitration proceeding.

         8.4 Venture Acts. In no event shall this Agreement grant unto any Partner the authority to act on behalf of the other Partners with respect to matters not directly related to the purpose of the Venture as set forth herein. This Agreement shall not grant unto any Partner any interest, claim or liability whatsoever with respect to any other assets or liabilities of the other Partners.

         8.5   Representative  of  each  Partner.   CNL  is  a  Florida  limited
partnership. Co-Venturer is a Florida limited partnership. The general partner(s) of each Partner shall designate to the other, in writing, a single individual or entity to speak on its behalf with respect to all Joint Venture matters. In no event shall any individual limited partner or general partner not so designated be entitled to make any independent demands of the Joint Venture whatsoever.

         8.6 Notices. All written notices or demands of any kind which any Partner may be required or may desire to serve on the other in connection with this Agreement may be served by personal service or by registered or certified mail and shall be deposited in the United States Mail with postage thereon fully prepaid, registered or certified, and addressed to the Partners so to be served as follows:

         If the Partner to be served is CNL, address CNL at:

                  CNL HEALTH CARE PROPERTIES, INC.
                  400 East South Street
                  Orlando, Florida 32801
                  Attention:  James M. Seneff, Jr.

         If the Partner to be served is Co-Venturer, address Co-Venturer at:

                  CNL ______________________
                  400 East South Street
                  Orlando, Florida 32801
                  Attention:  James M. Seneff, Jr.

         Service of any such notice or demand so made by mail shall be deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third day after the date of mailing, whichever is earlier in time. Either Partner hereto may from time to time, by notice in writing served on the other as herein set forth, designate a different mailing address or a different person to which all such notices or demands are thereafter to be addressed.

         8.7 Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements between them with respect hereto. This Agreement may not be altered or amended except by written agreement duly executed by all Partners of the Joint Venture.

         8.8 Successors and Assigns. The provisions of this Agreement shall, subject to the terms and conditions hereof, be binding upon and inure to the benefit of the successors and assigns of each of the Partners.

         8.9 Governing Law. This Agreement and the Joint Venture shall be governed by and construed in accordance with the laws of the State of Florida.

         8.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same agreement, binding upon each of the Partners hereto, notwithstanding each of the Partners are not signatory to the original or the same counterpart.

         8.11 Paragraph Titles. Titles of the paragraphs and sub-paragraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

         8.12 Severability. In the event any of the parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

     8.13 Effective Date. This Agreement shall be effective upon execution by both of the Partners.

         8.14 Waivers. No waiver of any provision of or obligation under this Agreement shall be valid unless in writing and signed by the Partner to be bound.

         IN WITNESS WHEREOF, the Partners hereto have executed this Agreement as of the day and year first above written.

Signed, Sealed and Delivered
in the presence of:                              "LANDLORD"


                               __________________, a Florida joint
                               venture and general partnership

                               BY:      CNL HEALTH CARE PROPERTIES,
                                        INC., a Maryland corporation, as general
                                        partner

                                         By:
------------------------------------        ------------------------------
Name:                                       Robert A. Bourne, as President
     -------------------------------

------------------------------------
Name:
     -------------------------------



                                BY:      CNL _________________________, a
                                         ______________________, as general
                                         partner

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